UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2015

Flasr Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-55270	46-2681687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(409)-965-3761

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2015, Flasr Inc. (the "Company") closed on a $51,000 financing pursuant to a securities purchase agreement, dated July 28, 2015 (the "Securities Purchase Agreement"), with Actus Fund, LLC, a Delaware limited liability company ("Actus"), for the sale of a convertible promissory note (the "Note") in the principal amount of $51,000. The Company received net proceeds from the issuance of the Note in the amount of $45,000.

The Note, which is due on April 28, 2016, bears interest at the rate of 10% per annum. All principal and accrued interest on the Note is convertible into shares of the Company's common stock at the election of Actus at any time at a conversion price equal to the lesser of (i) a 45% discount to the lowest trading price of the common stock during the 25 trading days prior to the Note being issued and (ii) a 45% discount to the lowest trading price of the common stock during the 25 trading day period prior to conversion. If the conversion price of the Note is less than $0.001 or the Company is no longer DTC eligible, the outstanding principal amount of the Note shall increase by $15,000 and the conversion discount shall be 60%.

The conversion price discount will increase by 10% should the Company no longer be DWAC eligible; increased by 15% if the Company experiences a DTC "chill" on its shares; and if both no longer DWAC eligible and a DTC chill the discount will be increased by 25%. The discount increases an additional 15% if the Company no longer files its reports under the Securities Exchange Act of 1934, as amended or if the Company fails to deliver to Actus free trading stock upon a conversion of the Note. Failure of the Company to timely deliver shares to Actus upon conversion will result in a payment to Actus of $1,000 in cash per day.

The Company has the right to prepay the Note with a premium of up to 145% of all amounts owed to Actus, including default interest, depending upon when the prepayment is effectuated. The Note may not be prepaid after the 150th date of issuance.

The Note contains default events which, if triggered and not timely cured, will result in and a default interest at the rate of 24% per annum. The Company agreed to notify Actus prior to closing any equity financing (including debt with equity). The Company also agreed not to change its business and to change the par value of its share to $0.0001 or less if the closing bid price for its stock is less than $0.001 per share.

For all the terms and conditions of the Securities Purchase Agreement and Note described above, reference is hereby made to such Agreement and Note annexed hereto as Exhibit 10.19 and Exhibit 10.20, respectively. All statements made herein concerning the foregoing Agreement and Note are qualified by reference to said Exhibits.

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Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The Note described in Item 1.01 above was issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The securities purchase agreement executed in connection therewith contains representations to support the Company's reasonable belief that Actus had access to information concerning the operations and financial condition of the Company, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. At the time of their issuance, the Note and any shares of common stock issued upon conversion thereof above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.19	Securities Purchase Agreement, dated July 28, 2015, between the Company and Actus Fund, LLC.

10.20	10% Convertible Promissory Note, dated July 28, 2015, in the original principal amount of $51,000 issued to Actus Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASR INC.

Dated: August 7, 2015	By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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